Exhibit 24

POWER OF ATTORNEY

I, Robert J. Kiernan, do hereby constitute and appoint Jamie A. Barber, my true and lawful attorney-in-fact, whom acting singly is hereby authorized, for me and in my name and on my behalf as an officer of Global Medical REIT Inc. to prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") any and all forms, instruments or documents, including any necessary amendments thereto, as such attorney deems necessary or advisable to enable me to comply with Section 16 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC in respect thereof (collectively, "Section 16").

I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof. I acknowledge that the foregoing attorney-in-fact, serving in such capacity at my request, is not assuming, nor is Global Medical REIT Inc. assuming, any of my responsibilities to comply with Section 16.

This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section 16, whichever occurs first.

WITNESS the execution hereof this 4th day of March, 2022.

Signature:	/s/ Robert J. Kiernan

Robert J. Kiernan